Exhibit 23.04

                    INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of II-VI Incorporated on Form S-3 of our reports dated August 11, 1993 appearing in the Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 23, 1996